UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2017

1-800-FLOWERS.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware                    0-26841                  11-3117311

(State of incorporation)      (Commission File Number)       (IRS Employer
Identification No.)

One Old Country Road, Suite 500
Carle Place, New York 11514

 (Address of principal executive offices) (Zip Code)

(516) 237-6000

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to Simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of a Director

On February 2, 2017, the Board of Directors of the Company elected Katherine Oliver effective immediately. Ms. Oliver's term will expire at the Company's 2017 Annual Meeting of the Stockholders.  The Company's Board of Directors has determined that Ms. Oliver is an independent director, as such independent requirements established by the Nasdaq Stock Market, Inc. and the Securities and Exchange Commission under the Securities and Exchange Commission under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.    Ms. Oliver will serve on the Company's Nominating and Corporate Governance Committee.

Ms. Oliver, age 53, is a Principal at Bloomberg Associates, an international philanthropic consulting firm founded by former New York City Mayor Michael R. Bloomberg.  She oversees the media and technology portfolio and advises mayors around the globe on economic development and public communications strategies.  Previously, Ms. Oliver was appointed by Mayor Bloomberg as Commissioner of Media & Entertainment for New York City, a position she held from 2002-2013.
In connection with her appointment, Ms. Oliver was granted the same compensation as the other non-employee directors.  As such, they are entitled to receive an annual retainer of $30,000 and an annual restricted stock award of the Company's Class A Common Stock equal to the value of $20,000 (determined by the closing price of the shares on the date of the Annual Shareholders' Meeting).
ITEM. 8.01                          Other Events

Exhibit 99.1                          Press Release Dated February 2, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 3, 2017

1-800-FLOWERS.COM, Inc.

By:	/s/ William E. Shea
Chief Financial Officer, Senior Vice-President
Finance and Administration